EXHIBIT 8.1

We had the following subsidiaries as at March 31, 2021:

Sr. No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
	(A) DIRECT SUBSIDIARIES
1	TML Business Services Limited	India	100.00
2	Tata Motors European Technical Centre PLC	UK	100.00
3	Tata Motors Insurance Broking and Advisory Services Limited	India	100.00
4	TMF Holdings Limited	India	100.00
5	TML Holdings Pte. Limited	Singapore	100.00
6	TML Distribution Company Limited	India	100.00
7	Tata Hispano Motors Carrocera S.A.	Spain	100.00
8	Tata Hispano Motors Carrocerries Maghreb SA	Morocco	100.00
9	Trilix S.r.l.	Italy	100.00
10	Tata Precision Industries Pte. Limited	Singapore	78.39
11	Tata Technologies Limited	India	74.42
12	Tata Marcopolo Motors Limited	India	51.00
13	Brabo Robotics and Automation Limited	India	100.00
14	JT Special Vehicles Pvt. Limited (Ceased to be a JV and became a Wholly-owned Subsidiary, w.e.f. August 11, 2020)	India	100.00
	(B) INDIRECT SUBSIDIARIES
	(i) Subsidiary of TML Business Services Limited
15	TML Business Analytics Services Limited (Incorporated w.e.f. April 4, 2020)	India	100.00
	(ii) Subsidiaries of TML Holdings Pte. Ltd.
16	Tata Daewoo Commercial Vehicle Company Limited	South Korea	100.00
17	Tata Daewoo Commercial Vehicle Sales and Distribution Company Limited	South Korea	100.00
18	Tata Motors (Thailand) Limited	Thailand	97.21
19	Tata Motors (SA) (Proprietary) Limited	South Africa	60.00
20	PT Tata Motors Indonesia	Indonesia	100.00
21	PT Tata Motors Distribusi Indonesia	Indonesia	100.00
22	TMNL Motor Services Nigeria Limited	Nigeria	100.00
23	Jaguar Land Rover Automotive Plc	UK	100.00
	(iii) Subsidiaries of Jaguar Land Rover Automotive Plc
24	Jaguar Land Rover Holdings Limited	UK	100.00
	(iv) Subsidiaries of Jaguar Land Rover Holdings Limited (JLRHL)
25	Limited Liability Company “Jaguar Land Rover” (Russia)	Russia	100.00
26	Jaguar Land Rover (China) Investment Co. Limited	China	100.00
27	Jaguar Land Rover Limited	UK	100.00
28	In-Car Ventures Limited (Formerly Lenny Insurance Limited, name change on February 2, 2021) (100% Shareholding transferred from InMotion Ventures Limited to JLRHL on February 18, 2021)	UK	100.00
	(v) Subsidiaries of Jaguar Land Rover (China) Investment Co. Ltd.
29	Shanghai Jaguar Land Rover Automotive Services Company Limited	China	100.00
	(vi) Subsidiaries of Jaguar Land Rover Ltd.
30	Jaguar Land Rover Austria GmbH	Austria	100.00
31	Jaguar Land Rover Japan Limited	Japan	100.00
32	JLR Nominee Company Limited	UK	100.00
33	Jaguar Land Rover Deutschland GmbH	Germany	100.00
34	Jaguar Land Rover Classic Deutschland GmbH	Germany	100.00
35	Jaguar Land Rover North America LLC	USA	100.00
36	Jaguar Land Rover Nederland BV	Netherlands	100.00
37	Jaguar Land Rover Portugal - Veículos e Peças, Lda.	Portugal	100.00
38	Jaguar Land Rover Australia Pty Limited	Australia	100.00

Sr. No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
39	Jaguar Land Rover Italia Spa	Italy	100.00
40	Jaguar Land Rover Korea Company Limited	South Korea	100.00
41	Jaguar Land Rover Canada ULC	Canada	100.00
42	Jaguar Land Rover France, SAS	France	100.00
43	Jaguar e Land Rover Brasil Indústria e Comércio de Veículos LTDA	Brazil	100.00
44	Jaguar Land Rover India Limited	India	100.00
45	Jaguar Land Rover Espana SL	Spain	100.00
46	Jaguar Land Rover Belux NV	Belgium	100.00
47	Jaguar Cars South Africa (Pty) Limited	South Africa	100.00
48	Jaguar Cars Limited	UK	100.00
49	Land Rover Exports Limited	UK	100.00
50	Land Rover Ireland Limited	Ireland	100.00
51	The Daimler Motor Company Limited	UK	100.00
52	Daimler Transport Vehicles Limited	UK	100.00
53	S.S. Cars Limited	UK	100.00
54	The Lanchester Motor Company Limited	UK	100.00
55	Jaguar Land Rover Pension Trustees Limited	UK	100.00
56	Jaguar Land Rover Slovakia s.r.o	Slovakia	100.00
57	Jaguar Land Rover Singapore Pte. Ltd.	Singapore	100.00
58	Jaguar Racing Limited	UK	100.00
59	Jaguar Land Rover Colombia S.A.S	Columbia	100.00
60	Jaguar Land Rover Ireland (Services) Limited	Ireland	100.00
61	Jaguar Land Rover Taiwan Company Limited	Taiwan	100.00
62	Jaguar Land Rover Servicios México, S.A. de C.V.	Mexico	100.00
63	Jaguar Land Rover México, S.A.P.I. de C.V.	Mexico	100.00
64	Jaguar Land Rover Hungary KFT	Hungary	100.00
65	Jaguar Land Rover Classic USA LLC	USA	100.00
66	Jaguar Land Rover (South Africa) Holdings Limited	South Africa	100.00
67	Jaguar Land Rover Ventures Limited	UK	100.00
68	InMotion Ventures Limited	UK	100.00
69	Spark44 (JV) Limited	UK	50.50
70	Bowler Motors Limited	UK	100.00
71	Jaguar Land Rover (Ningbo) Trading Co. Limited	China	100.00
	(vii) Subsidiaries of Jaguar Land Rover (South Africa) Holdings Limited
72	Jaguar Land Rover (South Africa) (Pty) Limited	South Africa	100.00
	(viii) 100% Subsidiaries of Spark44 (JV) Limited
73	Spark44 Pty. Ltd.	Australia	50.50
74	Spark44 GmbH	Germany	50.50
75	Spark44 LLC	USA	50.50
76	Spark44 Shanghai Limited	China	50.50
77	Spark44 DMCC	UAE	50.50
78	Spark44 Demand Creation Partners Pvt. Limited	India	50.50
79	Spark44 Limited	UK	50.50
80	Spark44 Singapore Pte. Ltd.	Singapore	50.50
81	Spark44 Communications SL	Spain	50.50
82	Spark44 S.r.l.	Italy	50.50
83	Spark44 Seoul Limited	Korea	50.50
84	Spark44 Japan K.K.	Japan	50.50
85	Spark44 Canada Inc	Canada	50.50
86	Spark44 Pty. Limited	South Africa	50.50
87	Spark44 Colombia S.A.S.	Columbia	50.50
88	Spark44 Taiwan Limited	Taiwan	50.50

Sr. No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
	(ix) Subsidiaries of InMotion Ventures Limited
89	InMotion Ventures 2 Limited	UK	100.00
90	InMotion Ventures 3 Limited	UK	100.00
	(x) Subsidiaries of Tata Technologies Ltd.
91	Tata Technologies Pte. Limited	Singapore	74.42
92	Tata Technologies (Thailand) Limited	Thailand	74.42
93	Tata Manufacturing Technologies (Shanghai) Limited	China	74.42
94	INCAT International Plc.	UK	74.42
95	INCAT GmbH	Germany	74.42
96	Tata Technologies Europe Limited	UK	74.42
97	Tata Technologies Nordics AB (formally known as Escenda Engineering AB)	Sweden	74.42
98	Tata Technologies Inc.	USA	74.48
99	Tata Technologies de Mexico, S.A. de C.V.	Mexico	74.48
100	Cambric Limited	USA	74.48
101	Tata Technologies SRL, Romania	Romania	74.48
	(xi) Subsidiaries of TMF Holdings Ltd.
102	Tata Motors Finance Solutions Limited	India	100.00
103	Tata Motors Finance Limited	India	100.00